FOR IMMEDIATE RELEASE

CONTACT: James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL COMPANY REPORTS SECOND QUARTER OPERATING RESULTS

▪	CAPP shipments increase 4% from second quarter 2005

▪	Revenue in CAPP increased 14% from second quarter 2005

▪	Midwest reserves doubled since second quarter of 2005

▪	Second production crew started in Mine #15

▪	New surface mines producing above expected tonnage and below expected costs

RICHMOND, VA, August 9, 2006 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial grade coal, today announced that it had a net loss of $3.4 million or $0.21 per fully diluted share for the second quarter of 2006 and a net loss of $2.0 million or $0.12 per fully diluted share for the six months ended June 30, 2006. This is compared to a net loss of $1.0 million or $0.07 per fully diluted share for the second quarter of 2005 and a net loss of $0.7 million or $0.05 per fully diluted share for the six months ended June 30, 2005.

“This was a busy quarter,” said Peter T. Socha, the Company’s Chairman and Chief Executive Officer. “We completed our major investment projects begun in 2005. We began production at our first highwall miner operation. We finished rebuilding our largest preparation plant and loadout facility. Lastly, we completed a significant transaction to add to our reserves in the Midwest.”

Mr. Socha continued: “With a few minor exceptions, our mining conditions this quarter were good. Our team did an excellent job of working through some very challenging issues. The most significant issue that we faced was temporary production curtailments to comply with changes to mine operating plans requested by federal and state regulatory authorities. We believe that these curtailments resulted in approximately 200,000 tons of lost production. Most, but not all, of this impact on productivity should be temporary as the coal industry implements new safety standards. As previously disclosed, we were also impacted by a massive mud slide and power outage in the local community surrounding our Blue Diamond mine complex. The impact of this item was approximately 100,000 tons of lost production. On a positive note, our two new CAPP company operated surface mines are operating at, or above, plan with cash costs of approximately $30 - $32 per ton. Our third CAPP company operated surface mine is expected to begin production during the fourth quarter of this year.”

FINANCIAL RESULTS

The following table shows selected operating results for the period ended June 30, 2006 compared to the period ended June 30, 2005 (in 000’s). The table includes the results of operations of Triad from the date of acquisition (May 31, 2005)

Total Results

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005

Company Production (tons)	2,868	2,118	5,917	4,578
Coal from other sources (tons)	285	282	728	488
Total coal available to ship (tons)	3,153	2,400	6,645	5,066

Coal Shipments (tons)	3,226	2,648	6,627	4,876
Revenues
Coal Sales	$139,151	111,055	283,918	207,456
Synfuel Handling	1,025	2,258	2,934	3,732
Cost of Coal Sold	121,132	90,965	240,377	171,907
Depreciation, Depletion, & Amortization	18,484	11,571	35,904	21,049
Gross Profit	561	10,777	10,571	18,232
Selling, General & Administrative	7,520	6,934	13,764	11,969

EBITDA	$11,525	15,414	32,711	27,312

NOTE: Please see EBITDA reconciliation table included as an exhibit to this release.

Segment Results

	Three Months				Six Months
	Ended June 30,				Ended June 30,
	2006		2005		2006		2005

	CAPP	Midwest	CAPP	Midwest	CAPP	Midwest	CAPP	Midwest

Tons Produced	2,357	796	2,455	310	4,953	1,692	4,756	310
Coal Shipments (tons)	2,446	780	2,349	299	4,929	1,698	4,577	299
Coal Sales Revenue	$117,724	21,427	103,014	8,041	237,295	46,623	199,415	8,041
Per Ton	48.13	27.47	43.85	26.89	48.16	27.46	43.57	26.89

Cost of Coal Sold	102,197	18,934	84,988	5,977	202,092	38,285	165,930	5,977
Per Ton	41.80	24.24	36.18	19.99	41.00	22.55	36.25	19.99

Cost Bridge

	Q-1 2006 vs. Q-2 2006		Q-2 2005 vs. Q-2 2006

	CAPP	Midwest	CAPP	Midwest

Beginning Cash Cost	$40.22	21.10	36.25	19.99
Labor Costs and benefits	0.10	0.53	1.50	0.43
Raw Materials (steel,diesel, etc)	0.51	2.61	3.08	3.82
Safety Mandates
Lower Productivity	0.55	-	0.55	-
Direct Costs	0.15	-	0.15	-
Flood and Power Outage	0.27	-	0.27	-

Ending Cash Costs	41.80	24.24	41.80	24.24

RESERVES

We estimate that, as of June 30, 2006, we controlled approximately 233.7 million tons of proven and probable coal reserves in the CAPP region and approximately 41.7 million tons in the Midwest. The table below provides additional information regarding changes to our reserves during the period noted (in millions of tons).

	CAPP	Midwest	Total

Proven and Probable Reserves, as of December 31, 2005	241.6	20.2	261.8
Coal Extracted	(4.6)	(1.6)	(6.2)
Acquisitions	-	23.1	23.1
Divesture (not relevant to 5 year mine plan)	(6.2)	-	(6.2)
Adjustments	2.9	-	2.9
Proven and Probable Reserves, as of June 30, 2006	233.7	41.7	275.4

PROJECT DEVELOPMENTS

We continue to pursue our strategic plan of achieving balance between mining methods (underground and surface) and coal basins (CAPP and Midwest). The Company believes that this strategy will result in greater stability and visibility in operating and financial performance. During the second quarter we added reserves in the Midwest (see below) and continued to develop our CAPP surface mine reserves. The Company remains on schedule to open a third company operated surface mine in CAPP region during the fourth quarter of 2006.

Additionally, we completed our preparation plant upgrade to our Leatherwood Plant at the Blue Diamond mine complex during the second quarter of 2006. We believe that this project will increase the output of clean coal from the plant by 1.5% to 2%.

Midwest Reserve and Rail Loadout Facility

During the second quarter of 2006, we added 23.1 million tons to our reserves in the Midwest. These reserves, which are all located in close proximity to our existing operations in the Midwest, will more than double our total Midwest reserves to 41.7 million tons. We also completed the acquisition of a rail loadout facility in the Midwest. The rail loadout facility will allow us to increase our shipments to existing customers in the Midwest. The rail loadout facility will also give us the flexibility to ship coal by rail to potential customers located in other market regions. Through connecting rail service, we will be able to ship coal on both the CSX and the Norfolk Southern rail networks.

OTHER DEVELOPMENTS

In response to the mining disasters in West Virginia and Kentucky this winter, a series of laws and regulations have been enacted, including the Mine Improvement and New Emergency Response Act of 2006 (Miner Act). We are still evaluating the impact of these laws and regulations on our operations but currently estimate that capital expenditures and operating costs to comply with these new laws and regulations will be approximately $10 million over the next several years.

GUIDANCE AND SALES COMMITMENTS

Below are our forecasts of certain operating measures for the remainder of 2006 and 2007, which represent a range of possible outcomes and are provided to assist investors with the development of annual earnings estimates. Our production guidance has been adjusted to reflect idling higher cost operations during periods of market softness. While the Company believes that these forecasts represent the best estimate of management as to future events, actual events will differ from these forecasts and such differences could be material. These forecasts are subject to the risks identified under Forward-Looking Statements below.

	2006		2007

	Old	New	Old	New
CAPP Operations
($ in millions, except per ton amounts)

Guidance Production	10.8 - 11.2	9.9 - 10.3	11.8 – 12.4	11.5 - 12.0
Guidance Mining Costs (per ton)	$38 - 39	$40 - 42	$39 - 40	$40 - 42

Midwest Operations
(in millions, except per ton amounts)

Guidance Production	3.4	3.4	3.4 – 3.5	3.4 – 3.5
Guidance Mining Costs (per ton)	$22 - 23	$22 - 23	$23 - 24	$23 - 24

Total JRCC Operations

Depreciation, depletion and amortization	$81 - 84	$80 - 83	$83 - 89	$83 - 89
Capital expenditures	$80 - 85	$55 - 59	$68 - 74	$68 - 74

As of June 30, 2006 we had the following commitments to ship coal at a fixed and known price (tons in 000's)

	Remaining
	2006		2007		2008		2009
	Average Price Per Ton	Tons	Average Price Per Ton	Tons	Average Price Per Ton	Tons	Average Price Per Ton	Tons
CAPP	$47.29	4,767	$43.78	3,416	$49.09	1,000	-	-

Midwest (a) (b)	$26.96	1,793	$24.77	1,250	$25.24	1,250	$25.75	1,250

(a)
Certain contracts in the Midwest include a customer option to increase or decrease the stated tons in the contract. We have included option tons that we believe will be exercised based on current market prices. The prices for the Midwest in years 2007 to 2009 are minimum base price amounts that will be adjusted for fuel escalators. The escalators in 2006 associated with the tons committed for 2007 to 2009 range from $3.15 to $3.37. However, there can be no assurance that future adjustments will be comparable to those received in 2006.

(b)	The Midwest average price per ton for 2006, includes an adjustment to a contract that transferred the responsibility for shipping costs to the customer.

CONFERENCE CALL AND WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the second quarter earnings on August 9, 2006 at 11:00 a.m. Eastern Time. The conference call can be accessed by dialing 800-810-0924, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 913-981-4900. A replay of the conference call will be available on the Company’s website and also by telephone, at 888-203-1112 for domestic callers. International callers, please dial 719-457-0820: pass code 4918211.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers. The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and southern Indiana.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2006	December 31, 2005
Assets	(Unaudited)

Current assets:
Cash	$664	8,936
Receivables:
Trade	42,498	35,326
Other	1,026	1,099
Total receivables	43,524	36,425
Inventories:
Coal	9,150	7,481
Materials and supplies	7,165	6,536
Total inventories	16,315	14,017
Prepaid royalties	4,317	4,213
Other current assets	3,043	4,126
Total current assets	67,863	67,717
Property, plant, and equipment, at cost:
Land	6,802	6,142
Mineral rights	194,847	194,824
Buildings, machinery and equipment	245,598	207,558
Mine development costs	18,642	16,380
Construction-in-progress	4,686	7,438
Total property, plant, and equipment	470,575	432,342
Less accumulated depreciation, depletion, and amortization	108,064	72,342
Property, plant and equipment, net	362,511	360,000
Goodwill	28,048	28,048
Other assets	18,914	16,904
Total assets	$477,336	472,669

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2006	December 31, 2005
Liabilities and Shareholders' Equity	(Unaudited)

Current liabilities:
Amount outstanding under Revolver	$5,892	-
Accounts payable	38,674	32,855
Accrued salaries, wages, and employee benefits	5,002	4,289
Workers' compensation benefits	10,050	10,050
Black lung benefits	2,930	2,930
Accrued taxes	4,925	4,215
Accrued interest	2,041	1,851
Other current liabilities	6,394	5,404
Total current liabilities	75,908	61,594
Long-term debt, less current maturities	150,000	150,000
Other liabilities:
Noncurrent portion of workers' compensation benefits	42,421	42,231
Noncurrent portion of black lung benefits	25,112	24,352
Pension obligations	11,568	13,598
Asset retirement obligations	26,189	24,930
Deferred income taxes	35,839	44,240
Other	285	457
Total liabilities	367,322	361,402
Commitments and contingencies
Shareholders' equity
Preferred Stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares;
issued and outstanding 16,584,127 and 16,652,681, respectively	166	167
Paid-in-capital	123,408	135,923
Deferred stock-based compensation	-	(13,226)
Accumulated deficit	(13,150)	(11,187)
Accumulated other comprehensive loss	(410)	(410)
Total shareholders' equity	110,014	111,267
Total liabilities and shareholders' equity	$477,336	472,669

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	June 30, 2006	June 30, 2005

Revenues	$140,176	113,313
Cost of sales:
Cost of coal sold	121,131	90,965
Depreciation, depletion and amortization	18,484	11,571
Total cost of sales	139,615	102,536
Gross profit	561	10,777
Selling, general and administrative expenses	7,520	6,934
Total operating income (loss)	(6,959)	3,843
Interest expense	4,007	2,919
Interest income	(97)	(39)
Charges associated with repayment of debt	-	2,524
Miscellaneous income, net	(217)	(293)
Total other expense, net	3,693	5,111
Loss before income taxes	(10,652)	(1,268)
Income tax benefit	(7,288)	(251)
Net loss	$(3,364)	(1,017)
Loss per common share
Basic loss per common share	$(0.21)	(0.07)
Shares used to calculate basic loss per share	15,819	14,461
Diluted loss per common share	$(0.21)	(0.07)
Shares used to calculate diluted loss per share	15,819	14,461

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2006	June 30, 2005

Revenues	$286,852	211,188
Cost of sales:
Cost of coal sold	240,377	171,907
Depreciation, depletion and amortization	35,904	21,049
Total cost of sales	276,281	192,956
Gross profit	10,571	18,232
Selling, general and administrative expenses	13,764	11,969
Total operating income (loss)	(3,193)	6,263
Interest expense	7,896	5,105
Interest income	(102)	(61)
Charges associated with repayment of debt	-	2,524
Miscellaneous income, net	(437)	(416)
Total other expense, net	7,357	7,152
Loss before income taxes	(10,550)	(889)
Income tax benefit	(8,587)	(183)
Net loss	$(1,963)	(706)
Loss per common share)
Basic loss per common share	$(0.12)	(0.05)
Shares used to calculate basic loss per share	15,793	14,131
Diluted loss per common share	$(0.12)	(0.05)
Shares used to calculate diluted loss per share	15,793	14,131

Reconciliation of EBITDA
(in thousands)
(unaudited)

EBITDA is a measure used by management to measure operating performance. We define EBITDA as net income plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

EBITDA is not a recognized term under GAAP and is not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations. The amounts presented for EBITDA differ from the amounts calculated under the definition of EBITDA used in our debt covenants. The definition of EBITDA used in our debt covenants is further adjusted for certain cash and non-cash charges and is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net loss	$(3,364)	(1,017)	(1,963)	(706)
Income tax benefit	(7,288)	(251)	(8,587)	(183)
Interest expense	4,007	2,919	7,896	5,105
Interest income	(314)	(332)	(539)	(477)
Depreciation, depletion and
amortization	18,484	11,571	35,904	21,049
EBITDA	$11,525	12,890	32,711	24,788